EXHIBIT 32.2

SECTION 906 CERTIFICATION BY THE CHIEF FINANCIAL OFFICER

I, Dana C. Russell, Chief Financial Officer of Novell, Inc., a Delaware corporation (the “Company”), hereby certify that to my knowledge:

(1)	The Company’s periodic report on Form 10-Q for the period ended January 31, 2008 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

* * *

CHIEF FINANCIAL OFFICER

/s/ DANA C. RUSSELL
Dana C. Russell

Date: March 10, 2008